UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 21, 2016

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX	75,662
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 21, 2016, Martin Midstream Partners L.P. (the “Partnership”) completed the previously announced sale of its 900,000 barrel crude oil storage terminal known as the Corpus Christi Crude Terminal (or CCCT), its refined product barge terminal, certain pipelines and related easements as well as dockage and trans-loading assets to NuStar Logistics, L.P. . This announcement, initially filed on Form 8-K on December 28, 2016, is revised by this Amendment No. 1 on Form 8-K/A to include an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 giving effect to the disposition as if it occurred on January 1, 2016. The Partnership's consolidated balance sheet as of December 31, 2016 included in its Form 10-K filed on February 15, 2017 already reflects the CCCT disposition. Pro forma financial information with respect to the sale of assets is provided as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)     Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Information. See Exhibit 99.1.

(d)      Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC,
Its General Partner

Date: February 15, 2017	By:	/s/ Robert D. Bondurant,
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information